EX-99.906CERT

certification

Brian Curley, Principal Executive Officer/President, and Richard Gleason, Principal Financial Officer/Treasurer, of Grandeur Peak Global Trust (the “Registrant”), each certify to the best of his knowledge that:

1.	The Registrant’s periodic report on Form N-CSR for the period ended April 30, 2025 (the “Form N-CSR”) fully complies with the requirements of Sections 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2.	The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Principal Executive Officer/President Grandeur Peak Global Trust	Principal Financial Officer/Treasurer Grandeur Peak Global Trust

/s/ Brian Curley	/s/ Richard Gleason
Brian Curley	Richard Gleason

Date:	7/2/2025	Date:	7/2/2025

This certification is being furnished to the Commission solely pursuant to 18 U.S.C. § 1350 and is not being filed as part of the Form N-CSR filed with the Commission.